For Immediate Release
Media:	Peter J. Faur
(602) 366-7993

Investors:	Stanton K. Rideout
(602) 366-8589
Phelps Dodge Statement on Revised Xstrata Offer for Falconbridge
PHOENIX, July 11, 2006 — Phelps Dodge Corporation (NYSE: PD) today issued the following statement regarding Xstrata Plc’s (LSE: XTA) revised offer for Falconbridge Limited (TSX, NYSE: FAL):
“We are not surprised by Xstrata’s increased bid for Falconbridge, given the attractiveness of the Falconbridge assets. Based on the terms of our agreed combination with Inco, the implied value of Inco’s offer for Falconbridge is C$61.04 per share based on yesterday’s closing price of Phelps Dodge shares. The value of the Inco offer is therefore currently superior to the Xstrata offer, and we continue to believe the friendly three-way agreed deal between Phelps Dodge, Inco and Falconbridge also will provide the greatest long-term value for Falconbridge shareholders as well as net benefits to Canada that would not be available under Xstrata’s hostile offer. Importantly, Falconbridge shareholders will have the ability to participate in the upside resulting from the three-way combination through their ownership of almost 30 percent of the combined company, which is not the case with Xstrata’s cash offer. This upside includes a 30 percent share in the $900 million of expected synergies, which have a net present value of $5.8 billion.”
Phelps Dodge is one of the world’s leading producers of copper and molybdenum and is the largest producer of molybdenum-based chemicals and continuous-cast copper rod. The company employs 13,500 people worldwide.
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Cautionary Language Concerning Forward-Looking Statements
     These materials include “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including statements regarding, among other things, the benefits of the combination with Inco and the combined company’s plans, objectives, expectations and intentions. All statements other than historical information are forward-looking statements. These forward-looking statements are based on management’s current beliefs and expectations, speak only as of the date made, and are subject to a number of significant risks and uncertainties that cannot be predicted or quantified and are beyond our control. Future developments and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this document: (i) the ability to obtain governmental approvals of the combination on the proposed terms and schedule; (ii) the failure of Inco’s shareholders
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to approve the plan of arrangement; (iii) the failure of Phelps Dodge’s shareholders to authorize the issuance of Phelps Dodge common shares, the change of Phelps Dodge’s name to Phelps Dodge Inco Corporation and an increase in the size of Phelps Dodge’s board of directors as required under the combination agreement; (iv) the risks that the businesses of Phelps Dodge and Inco and/or Falconbridge will not be integrated successfully; (v) the risks that the cost savings, growth prospects and any other synergies from the combination may not be fully realized or may take longer to realize than expected; (vi) the combined company’s inability to refinance indebtedness incurred in connection with the combination on favorable terms or at all; (vii) the possibility that Phelps Dodge will combine with Inco only; (viii) the possible impairment of goodwill resulting from the combination and the resulting impact on the combined company’s assets and earnings; and (ix) additional factors that may affect future results of the combined company set forth in Phelps Dodge’s, Inco’s and Falconbridge’s filings with the Securities and Exchange Commission, which filings are available at the SEC’s Web Site at (www.sec.gov). Except as required by law, we are under no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
     NOTE: In connection with the proposed combination, Phelps Dodge has filed a preliminary proxy statement on Schedule 14A with the SEC. Investors are urged to read the definitive proxy statement (including all amendments and supplements to it) when it is filed because it contains important information. Investors may obtain free copies of the definitive proxy statement, as well as other filings containing information about Phelps Dodge, Inco and Falconbridge, without charge, at the SEC’s Web site (www.sec.gov). Copies of Phelps Dodge’s filings may also be obtained without charge from Phelps Dodge at Phelps Dodge’s Web site (www.phelpsdodge.com) or by directing a request to Phelps Dodge, One North Central Avenue, Phoenix, Arizona 85004-4414, and Attention: Assistant General Counsel and Secretary (602) 366-8100.